KRAMER LEVIN NAFTALIS & FRANKEL  LLP

January 27, 2006

Conestoga Funds
259 N. Radnor-Chester Road
Radnor Court, Suite 120
Radnor, PA 19087

Re:	Conestoga Funds Post-Effective Amendment No. 4 File Nos. 333-90720; 811-21120

Ladies and Gentlemen:

We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 4 to Conestoga Funds’ Registration Statement on Form N-1A and to the incorporation by reference of our opinion dated September 30, 2002 as an exhibit to this Amendment.

                                                            Very truly yours,

                                                    Kramer Levin Naftalis & Frankel LLP

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